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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                            CURRENT REPORT PURSUANT

                         TO SECTION 13 OR 15(D) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

        Date of report (date of earliest event reported):  May 31, 1996

                              DLB OIL & GAS, INC.
             (Exact name of registrant as specified in its charter)

                                    OKLAHOMA
         (State or other jurisdiction of incorporation or organization)


               0-26484                                    73-1358299
        (Commission File Number)            (I.R.S. Employer Identification No.)

    1601 N.W. EXPRESSWAY, SUITE 700
        OKLAHOMA CITY, OKLAHOMA                           73118-1401
(Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code:  405-848-8808
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On May 31, 1996, DLB Oil & Gas, Inc. ("DLB") purchased the Oklahoma oil and gas properties of Amerada Hess Corporation ("Amerada Hess") for $35 million, subject to post-closing price adjustments for asset-related revenues and costs, including imputed interest on the purchase price, occurring after January 1, 1996. The transaction is accounted for as of the closing date for financial reporting purposes.

     The acquired properties consist of 44 oil and gas fields, nine of which DLB will operate, and 1,196 gross (111.8 net) wells. Total estimated proved reserves as of January 1, 1996, net to DLB, are 7.2 Mmboe, which increases DLB's total estimated proved reserves as of that date to 16.6 Mmboe. Proved reserves attributable to the acquired properties are divided approximately 43% oil and 57% natural gas. Production from the acquired properties is expected to increase DLB's average daily oil production 52% to approximately 2,400 boe per day and its natural gas production 80% to approximately 17,600 mcf per day. The properties comprise over 100,000 gross (67,980 net) leasehold acres and over 10,750 mineral acres.

     The acquired properties are located within the Mid-continent area, which has been DLB's core area of focus for its exploration and development activities. DLB intends to use these properties to increase its exploration and development operations in this core area. Management expects to add value through more aggressive product marketing, reworking and recompleting existing wells, and pursuing new infill and exploratory locations. The acquisition also includes 15,100 miles of proprietary seismic data, geologic and well data, and interests in certain gas gathering and processing assets.

     DLB financed the purchase through existing cash funds and borrowings of $30 million from existing credit facilities. It is not aware of any material relationship between Amerada Hess and DLB or any of its affiliates, any director or officer of DLB, or any associate of any such director or officer that existed at the purchase date. The purchase was made pursuant to a previously reported agreement dated April 16, 1996.

     The agreement is filed with this report as Exhibit 2.0 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (a)  Financial Statements of Business Acquired

           The financial statements required by this Item will be filed by amendment or amendments of this Report as soon as practicably available and no later than 60 days after the date of this Report.

      (b)  Pro Forma Financial Information

           The pro forma financial information required by this Item will be filed by amendment or amendments of this Report as soon as practicably available and no later than 60 days after the date of this Report.




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      (c)  The following exhibits are filed with this report:

           2.0 Agreement for Purchase and Sale dated April 16, 1996, between Amerada Hess Corporation and DLB Oil & Gas, Inc. (the "Agreement for Purchase and Sale").*

           2.1 Letter agreement amending Agreement for Purchase and Sale dated May 7, 1996.

           2.2 Letter agreement amending Agreement for Purchase and Sale dated May 31, 1996.

          99.5  Press release dated June 3, 1996

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* Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules to
  Exhibit 2 are omitted. Exhibit 2 contains a list identifying the contents of its exhibits and schedules, and Registrant agrees to furnish supplementally copies of such exhibits and schedules to the Securities and Exchange Commission upon request.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

                                        DLB Oil & Gas, Inc.


                                        /s/ Mike Liddell
                                        -------------------------------------
                                        Mike Liddell, Chief Executive Officer

Date:  June 12, 1996



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                                 EXHIBIT INDEX

  EXH. NO.                  EXHIBIT NAME
  --------                  ------------
     2.0  Agreement for Purchase and Sale dated April 16, 1996, between Amerada
          Hess Corporation and DLB Oil & Gas, Inc. (the "Agreement for Purchase
          and Sale").*

     2.1  Letter agreement amending Agreement for Purchase and Sale dated May
          7, 1996.

     2.2  Letter agreement amending Agreement for Purchase and Sale dated May
          31, 1996.

     9.5  Press release dated June 3, 1996

- ---------------
* Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules to
  Exhibit 2 are omitted. Exhibit 2 contains a list identifying the contents of its exhibits and schedules, and Registrant agrees to furnish supplementally copies of such exhibits and schedules to the Securities and Exchange Commission upon request.